Exhibit 23.1

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the use in the Form SB-2 (Amendment No. 1) Registration Statement and Prospectus of Central Wireless Inc. of our report dated April 26, 2002 accompanying the financial statements of e resources inc. (which name was subsequently changed to Central Wireless Inc.), contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.

/S/ HEIN + ASSOCIATES LLP

Dallas, Texas
November 13, 2002